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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                         FOR SEAGATE PERIPHERALS, INC.
                      (FORMERLY CONNER PERIPHERALS, INC.]


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Seagate Technology, Inc. of our report dated January 15, 1996, except for Note 6, Note 10, and Note 16 which are dated as of February 28, 1996, relating to the consolidated financial statements of Seagate Peripherals, Inc. (formerly Conner Peripherals, Inc.) which appears on page 24 of Seagate Technology, Inc.'s Annual Report on Form 10-K for the year ended June 27, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule of Seagate Peripherals, Inc. (formerly Conner Peripherals, Inc.) which appears on page 25 of such Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP
------------------------------
PRICE WATERHOUSE LLP
San Jose, California
November 11, 1997